Exhibit 10.42
CONFIDENTIAL TREATMENT REQUESTED — REDACTED COPY

*** Confidential Treatment has been requested for portions of this Exhibit. Confidential portions of this Exhibit are designated by [****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT
BETWEEN
NXP B.V.
AND
NXP HOLDING 1 B.V.
DATED AS OF
FEBRUARY 7, 2010

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Page(s)
ARTICLE I TERM AND TERMINATION	2
1.1 Term	2
1.2 No Termination of Agreement	2
ARTICLE II TRANSFERS AND LICENSES	3
2.1 Transfer and Assignment of Transferred IP	3
2.2 Patent Licenses	3
2.3 Licenses to Non-Patent Intellectual Property	5
2.4 No Sublicensing	6
2.5 Delivery.	6
2.6 Assumed IP Contracts	7
2.7 [****]	7
2.8 Subsidiaries	7
2.9 [****]	7
2.10 Unidentified Contracts	8
ARTICLE III INTELLECTUAL PROPERTY RIGHTS	8
3.1 Transferred IP	8
3.2 Patents	8
3.3 Retained IP	9
3.4 Acquired [****] Technology	9
3.5 Prior Obligations	9
3.6 Maintenance	9
3.7 Trademarks	9
3.8 Reasonable Assistance in Connection with Third Party Claims	10
3.9 Other Limitations and Restrictions	10
3.10 Composite and Component IP Blocks	10
3.11 Covenants with Respect to Sublicenses	10
3.12 Shared Masks	10
ARTICLE IV CONFIDENTIALITY	11
4.1 Trade Secrets and Confidential Information	11

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Page(s)
4.2 Exceptions	11
4.3 Source Code	12
4.4 Terms of the Agreement	12
ARTICLE V DEFINITIONS AND CONSTRUCTION	12
5.1 Definitions	12
5.2 Other Terms	19
5.3 Interpretation	19
ARTICLE VI MISCELLANEOUS	19
6.1 No Implied Licenses	19
6.2 Amendments and Waivers	19
6.3 Entire Agreement	19
6.4 Governing Law	20
6.5 Submission to Jurisdiction; Selection of Forum; Waiver of Trial By Jury	20
6.6 Notices	20
6.7 Counterparts	21
6.8 Severability	21
6.9 Remedies	22
6.10 Assignment	22
6.11 [****]	22
6.12 Independent Contractors	22
6.13 Power and Authority	22
6.14 Disclaimer	22
6.15 Third Party Beneficiary Rights	23
6.16 Section 365(n)	23
6.17 Export Control	23

Exhibits
Exhibit A: Form of Patent Assignment
Exhibit B: Form of Trademark Assignment
Exhibit C: NXP Logo and Trademark
Exhibit D: [****]

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Schedules
Schedule 2.1(b): Chain of Title
Schedule 3.8: Pending Litigation
Schedule 5.1(a): Assumed IP Contracts
Schedule 5.1(b): Exclusive IP Contracts
Schedule 5.1(c): Identified Exclusive IP Contracts
Schedule 5.1(d): Specified Exclusive IP Contracts
Schedule 5.1(e): Licensed NXP IP
Schedule 5.1(f) ME/MC Transferred Patents
Schedule 5.1(g): Retained ME/MC and Demod Patents
Schedule 5.1(h): Third Party IP
Schedule 5.1(i): Transferred Patents
Schedule 5.1(j): Transferred Technology
Schedule 5.1(k): Transferred Trademarks
Schedule 5.1(l): Trimedia Core
Schedule 5.1(m): Acquired [****] Technology
Schedule 5.1(n): Demod Transferred Patents
Schedule 5.1(o): Demod Transferred Technology
Schedule 5.1(p): Current NXP Car Products
Schedule 5.1(q): Video Decoding Transferred Patents
Schedule 5.1(r): CA Security Transferred Patents
Schedule 5.1(s): ME/MC Transferred Technology
Schedule 5.1(t): CA Security Transferred Technology
Schedule 5.1(u): Video Decoding Transferred Technology
Schedule 5.1(v): Retained Reliable Motion ME/MC Patents

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INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT
     This Intellectual Property Transfer and License Agreement (“Agreement”) is made and entered into, as of February 7, 2010 (the “Closing Date”), by and between NXP B.V., a Dutch besloten venootshap (“NXP”), and NXP Holding 1 B.V., a Dutch besloten venootshap (“Dutch Newco”).
RECITALS
     WHEREAS, NXP and Trident Microsystems, Inc., a corporation organized under the laws of the State of Delaware (“Trident”), have entered into that certain Share Exchange Agreement, dated as of October 4, 2009 (the “Share Exchange Agreement”), pursuant to which NXP will exchange all of the shares of the Transferred Newcos (as defined in the Share Exchange Agreement), including Dutch Newco, as well as certain other assets and rights, for certain shares of common stock, par value $0.001 per share, of Trident;
     WHEREAS, pursuant to the terms and conditions of this Agreement, NXP shall transfer and license certain Intellectual Property relating to the Business to Dutch Newco and Dutch Newco will license certain of such Intellectual Property back to NXP;
     WHEREAS, pursuant to the terms and conditions of this Agreement, NXP shall transfer certain Trademarks relating to the Business to Dutch Newco without any right or license being granted back to NXP pursuant to this Agreement;
     WHEREAS, in consideration for the grants, transfers and assignments made by NXP to Dutch Newco under this Agreement, Dutch Newco shall issue a promissory note to NXP for the fair market value of the rights, transfers and assignments made by NXP to Dutch Newco pursuant to the terms set forth in such promissory note; and
     WHEREAS, the parties hereto desire to set forth the terms and conditions of such transfer and license of Intellectual Property.
     NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the parties hereby agree as follows:
ARTICLE I
TERM AND TERMINATION
     1.1 Term. The term of this License Agreement is perpetual, with the licenses continuing for as long as the applicable Intellectual Property licensed hereunder exist. This Agreement may only be terminated by mutual written agreement of the parties.
     1.2 No Termination of Agreement. Each party acknowledges and agrees that its remedy for breach by the other party or exceeding the scope of the licenses granted to it under this Agreement, or of any other provision hereof, is to bring a claim to recover damages or to bring a claim to seek injunctive relief for activities outside the scope of the applicable license

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grants or both, but in no event is this Agreement terminable. A party may, in its discretion as Licensee, terminate one or more of the licenses granted to it by written notice to the Licensor.
ARTICLE II
TRANSFERS AND LICENSES
     2.1 Transfer and Assignment of Transferred IP.
     NXP hereby sells, transfers, conveys, and assigns to Dutch Newco all right, title and interest in and to the Transferred IP.
     NXP hereby agrees to execute such documents of sale, transfer and assignment, including the assignments substantially in the form attached hereto as Exhibits A (Form of Patent Assignment) and B (Form of Trademark Assignment), and, at NXP’s expense, take such other actions, in each case as may be reasonably requested by Dutch Newco to effect the sale, transfer and assignment in and to the Transferred IP. Dutch Newco is responsible for registration and/or recordation of the transfers and assignments hereunder, and the out-of-pocket fees paid to the US Patent and Trademark Office or any other government intellectual property office in connection therewith shall be shared equally by NXP and Dutch Newco, except that NXP shall bear 100% of the out-of-pocket fees and reasonable expenses incurred in connection with addressing the chain of title, recordation and other issues previously identified by Dutch Newco’s counsel, which issues are generally identified on Schedule 2.1(b). NXP shall pay or reimburse Dutch Newco for its portion of the fees within 30 days of the date of invoice.
     It is understood and agreed that the only Patents being sold, transferred, conveyed and assigned to Dutch Newco hereunder are the Transferred Patents.
     2.2 Patent Licenses.
          (a) Licenses to Dutch Newco.
     (i) Retained Patents – Business Field. Subject to the terms and conditions of this Agreement, NXP hereby grants to the Dutch Newco Group an irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), non-exclusive, fully-paid, royalty-free license, under the Retained Patents and solely with respect to the Business Fields, to make (solely for any member of the Dutch Newco Group), have made (solely for any member of the Dutch Newco Group), use, sell, offer for sale, and import any products and to practice any method or process in connection with the exercise of the foregoing license, except that the license granted under this Section 2.2(a)(i) does not extend to any [****].
     (ii) Retained ME/MC and Demod Patents – All Fields. Subject to the terms and conditions of this Agreement, NXP hereby grants to the Dutch Newco Group a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the Retained ME/MC and Demod Patents, to make, have made, use, sell, offer for

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sale, and import any products and to practice any method or process in connection with the exercise of the foregoing license.
     (iii) Retained Reliable Motion ME/MC Patents – All Fields and Exclusive within Business Fields. Subject to the terms and conditions of this Agreement, NXP hereby grants to the Dutch Newco Group an irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the Retained Reliable Motion ME/MC Patents and with full rights to sublicense with respect to the practice of the Retained Reliable Motion ME/MC Patents in the Business Fields, to make, have made, use, sell, offer for sale, and import any products and to practice any method or process in connection with the exercise of the foregoing license. This license is exclusive with respect to the Business Fields (even as to NXP and its Affiliates) and non-exclusive with respect to all other fields.
          (b) License to NXP.
     (i) Demod Transferred Patents. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the Demod Transferred Patents and solely with respect to the NXP Fields, to make (solely for NXP or a NXP Subsidiary), have made (solely for NXP or a NXP Subsidiary), use, sell, offer for sale, and import any TV Front End Products and to practice any method or process in connection with the exercise of the foregoing license.
     (ii) ME/MC Transferred Patents. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries, for use by the NXP Software business, a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the ME/MC Transferred Patents and solely with respect to the NXP Fields, to make (solely for NXP or a NXP Subsidiary), have made (solely for NXP or a NXP Subsidiary), use, sell, offer for sale, and import only software implementations that satisfy both of the following requirements: (i) they are used solely in mobile phones and handsets and (ii) they are NXP Software branded.
     (iii) Current NXP Car Products. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the Video Decoding Transferred Patents and ME/MC Transferred Patents and solely with respect to the NXP Fields, to make (solely for NXP or a NXP Subsidiary), have made (solely for NXP or a NXP Subsidiary), use, sell, offer for sale, and import each Current NXP Car

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Product and to practice any method or process in connection with the exercise of the foregoing license.
     (iv) NXP Patent Licensed Products. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), fully-paid, royalty-free license, under the Other Transferred Patents and solely with respect to the NXP Fields, to make (solely for NXP or a NXP Subsidiary), have made (solely for NXP or a NXP Subsidiary), use, sell, offer for sale, and import the NXP Patent Licensed Products and to practice any method or process in connection with the exercise of the foregoing license.
     2.3 Licenses to Non-Patent Intellectual Property.
     (a) License to Dutch Newco. Subject to the terms and conditions of this Agreement, NXP hereby grants to the Dutch Newco Group an irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), non-exclusive, perpetual, fully-paid, royalty-free license, solely with respect to the Business Fields, to use, reproduce, display, perform, distribute, modify, prepare derivative works of and otherwise exploit the Retained Technology as part of or in connection with the design, development, manufacture, support and sale of products of any member of the Dutch Newco Group.
          (b) License to NXP.
     (i) TV Front End Products. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries, on a quitclaim basis, a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), perpetual, fully-paid, royalty-free license, solely with respect to the NXP Fields, to use, reproduce, display, perform, distribute, modify, prepare derivative works of and otherwise exploit the Demod Transferred Technology as part of or in connection with the design, development, manufacture, support and sale of TV Front End Products.
     (ii) Current NXP Car Products. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries, on a quitclaim basis, a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), perpetual, fully-paid, royalty-free license, solely with respect to the NXP Fields, to use, reproduce, display, perform, distribute, modify, prepare derivative works of and otherwise exploit the Video Decoding Technology, the ME/MC Transferred Technology and the Shared Masks as part of or in connection with the design, development, manufacture, support and sale of Current NXP Car Products.

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     (iii) NXP Technology Licensed Products. Subject to the terms and conditions of this Agreement and Section 7.10 of the Share Exchange Agreement, Dutch Newco hereby grants to NXP and its Subsidiaries, on a quitclaim basis, a non-exclusive, irrevocable, non-terminable, non-transferable (except as set forth in Section 6.10 below), perpetual, fully-paid, royalty-free license, solely with respect to the NXP Fields, to use, reproduce, display, perform, distribute, modify, prepare derivative works of and otherwise exploit the Other Transferred Technology as part of or in connection with the design, development, manufacture, support and sale of the NXP Technology Licensed Products.
     2.4 No Sublicensing. Except as authorized by Section 2.2(a)(iii) of this Agreement, each party hereby (a) agrees that it shall not sublicense any of the other party’s Patents or Licensed Materials that are licensed hereunder, and (b) acknowledges that it receives no right to grant any sublicenses.
     2.5 Delivery.
          (a) Obligations.
     (i) At or as promptly as practicable after the Closing, NXP will deliver to Dutch Newco any tangible or electronic copies of the Intellectual Property assigned or licensed under this Agreement that are in the physical possession, custody or control of NXP or its Subsidiaries at the Closing and not otherwise delivered in connection with the transactions contemplated by the Share Exchange Agreement or that Dutch Newco cannot locate following a reasonable search.
     (ii) Upon request from time to time by NXP, a member of the Dutch Newco Group will deliver any tangible or electronic copies of the Intellectual Property licensed by Dutch Newco to NXP and its Subsidiaries under this Agreement that were, prior to the Closing Date, owned or possessed by NXP and are assigned to Dutch Newco under Section 2.1 of this Agreement, but only if and to the extent that they were not retained by NXP or NXP cannot locate them after a reasonable search and they are in the physical possession, custody or control of Dutch Newco Group at the time of the request.
     (iii) Dutch Newco is only obligated to deliver items in the form that they exist as of the Closing Date. Without limitation, NXP is not entitled to receive any modifications, derivative works or improvements to any such Intellectual Property made by or for any member of Dutch Newco after the Closing Date.
     (iv) Notwithstanding subparts (i) and (ii) above, NXP is not required to take any action under Section 2.5(a)(i) on a request first made more than twenty-four (24) months following the Closing Date, and Dutch Newco is not required to take any action under Section 2.5(a)(ii) on a request first made more than six (6) months following the Closing Date.

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     (v) The delivery in each case will be made by electronic or other means mutually acceptable to NXP and Dutch Newco.
     (vi) Dutch Newco is not entitled to receive any source code or related documentation with respect to the Trimedia Core instruction set architecture that is licensed to the Dutch Newco Group under Section 2.3.
     (b) Relationship to R&D Services Agreement. This Section 2.5 does not apply to any deliveries to be made under the R&D Services Agreement.
     2.6 Assumed IP Contracts. Subject to Section 2.10, NXP hereby transfers and assigns its and its Subsidiaries’ right in and to the Assumed IP Contracts. Dutch Newco hereby accepts the assignment of the Assumed IP Contracts and assumes all Liabilities in respect thereof arising after the Closing.
     2.7 [****]
     2.8 Subsidiaries. Any reference in this Agreement to a liability or obligation of a party’s Subsidiary (or, in the case of Dutch Newco, any member of the Dutch Newco Group) shall be deemed to incorporate a reference to an obligation on the part of that party to ensure that the relevant liability is discharged or obligation is performed by the relevant Subsidiary or member of the Dutch Newco Group, as the case may be. Any breach by the other party’s Subsidiary (or, in the case of Dutch Newco, any member of the Dutch Newco Group) will be deemed a breach by the other party. Any license granted to a party’s Subsidiary hereunder will terminate on the date that Person ceases to be a Subsidiary of such party, and any license granted to any member of the Dutch Newco Group hereunder will terminate on the date that Person ceases to be a member of the Dutch Newco Group, except that, without limiting a Licensor’s obligations under Section 6.11, during the period up to the ninetieth (90th) day following the date on which a Person ceases to be a Subsidiary, upon that Person’s request, Licensor shall use commercially reasonable efforts to negotiate a successor license with that Person on commercial terms that are satisfactory to Licensor.
     2.9 [****]
     2.10 Unidentified Contracts. Notwithstanding anything in Section 2.6 or 2.7, Trident is not required to assume (and if Trident so elects, NXP shall retain and bear the costs and expenses of) any IP Contract that was not identified to Trident and considered by Trident and NXP by October 1, 2009, in generating the final financial model developed immediately prior to the Agreement Date for the operation of Trident following the Closing (“Unidentified Contracts”), provided that if such model reflected a basket or expense for such contracts, Trident shall accept an aggregate liability for Unidentified Contracts up to the amount of such basket or expense, and NXP shall retain and pay such liabilities in excess of such basket or expense.

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ARTICLE III
INTELLECTUAL PROPERTY RIGHTS
     3.1 Transferred IP. NXP agrees that, as between NXP and Dutch Newco, as of the Closing, Dutch Newco is the sole and exclusive owner of all right, title and interest in and to the Transferred IP, and that, under this Agreement, NXP acquires no right, title or interest in or to any of the foregoing, other than the rights expressly granted hereunder.
     3.2 Patents. To the extent that a license granted hereunder by a Licensor includes the right to practice under one or more Patents that are part of the Transferred IP or Retained IP, each such license includes not only Patents in existence as of the Closing Date that are part of the Transferred IP or Retained IP, as the case may be, but also: (i) all subsequent divisions, continuations, continuations-in-part (but these only to the extent based on inventions existing as of the Closing Date), re-examinations, re-issues, provisionals, extensions and counterparts relating thereto; (ii) all Patents issuing after the Closing Date that arise from inventions first made, conceived or reduced to practice prior to the Closing Date that are part of the Transferred IP or Retained IP, as the case may be; and (iii) all Patent claims entitled to the benefit of a priority date from any of the foregoing Patents.
     3.3 Retained IP. Dutch Newco agrees that, as between Dutch Newco and NXP, NXP is the sole and exclusive owner of all right, title and interest in and to the Retained IP, and that under this Agreement, Dutch Newco acquires no right, title or interest in or to any of the foregoing, other than the rights expressly granted hereunder.
     3.4 Acquired [****] Technology. Dutch Newco agrees, on behalf of itself and the Dutch Newco Group, not to use any of the Acquired [****] Technology in connection with the [****] and [****] markets until[****], and NXP, on behalf of itself and its Affiliates, hereby covenants to the same.
     3.5 Prior Obligations. Each party, as Licensee, acknowledges that all rights in or to Intellectual Property and Trademarks granted by assignment, license or otherwise hereunder are subject to (x) any rights granted to or retained by, and any restrictions validly imposed by, any third party with respect to such Intellectual Property or Trademarks as of the Closing Date and (y) any rights required to be granted to or retained by, and any restrictions to be validly imposed by, any third party with respect to such Intellectual Property or Trademarks pursuant to obligations in existence as of the Closing Date. This includes, without limitation, [****].
     3.6 Maintenance. Licensor, in its sole discretion, shall have the sole right to protect the Intellectual Property being licensed by it hereunder and nothing contained herein shall be construed as obligating Licensor to file any patent or other intellectual property rights application or to prosecute, maintain or enforce Intellectual Property licensed hereunder. Except as set forth in Section 2.4 with respect to the delivery of the Intellectual Property licensed or assigned under this Agreement, nothing contained in this Agreement shall be construed as obligating Licensor to provide any maintenance, support or other services, materials or information to Licensee.

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     3.7 Trademarks. Dutch Newco shall not use, including as or as part of any of its trademarks, service marks, trade names, domain names or other commercial or corporate indicia, after the Closing Date, any NXP Trademarks, including the element “NXP” or any derivate or combination Trademark containing the element “NXP.” Notwithstanding the foregoing, each member of the Dutch Newco Group shall have the right: (i) until the end of the Finished Goods Period (as defined in the Manufacturing Services Agreement) to use the NXP Logo and Trademark (defined as the trademark rights listed in Exhibit C hereto) on all product packing material with respect to the Products (as defined in the Manufacturing Services Agreement), including labels, boxes, invoices, and customs documents, and all related documentation, including manuals, brochures, data sheets, collateral and other product related materials; (ii) to sell, transfer, import, export and/or ship products bearing a NXP Trademark, which products were included in the Finished Goods and WIP (as those terms are defined in the Share Exchange Agreement) or were sold under the Manufacturing Services Agreement to Dutch Newco Group bearing an NXP Trademark, and without deleting, altering or obscuring such Trademark; and (iii) on its and their websites, in marketing collateral, datasheets and elsewhere to advise their actual and potential customers that the Business was acquired from NXP. The foregoing rights granted under subparts (i) and (iii) are subject to NXP’s standard Trademark usage guidelines, as they may be amended or modified from time to time, and NXP reserves the right to practice quality control with regard to its marks.
     3.8 Reasonable Assistance in Connection with Third Party Claims. In the event that, as of the Closing Date, NXP or any of its Subsidiaries is contractually obligated to or otherwise is under a legally binding obligation to indemnify or undertake the defense of any third party in any action in which it is alleged that any of the Transferred IP infringes any third party’s intellectual property rights and a third party makes a claim against NXP or any of its Subsidiaries after the Closing Date or any such claim is pending as of the Closing Date (which pending claims are listed on Schedule 3.8), then, at NXP’s request and expense, Dutch Newco shall provide NXP with assistance as reasonably requested by NXP in connection with such proceedings. In the event that Trident or Dutch Newco is contractually obligated to or otherwise is under a legally binding obligation to indemnify or undertake the defense of any third party in any action in which it is alleged that any of the Transferred IP infringes any third party’s intellectual property rights and a third party makes a claim against Trident or Dutch Newco, then, at Trident or Dutch Newco’s request and expense, NXP shall provide Trident or Dutch Newco with assistance as reasonably requested by Trident or Dutch Newco in connection with such proceedings.
     3.9 Other Limitations and Restrictions. Notwithstanding anything in this Agreement to the contrary, no member of the Dutch Newco Group shall modify or create derivative works of the Trimedia Core instruction set architecture that is licensed to the Dutch Newco Group under Section 2.3.
     3.10 Composite and Component IP Blocks. Trident acknowledges that the Intellectual Property identified on Schedule 5.1(e) (the “Composite IP Blocks”) may be comprised of sub-blocks and components, some of which may be Retained Technology or Third Party IP (those sub-blocks and components, the “Component IP Blocks”). Trident acknowledges that, as of the Closing, it owns all right, title and interest in and to the Composite IP Blocks, subject to any rights that NXP or third parties may have in the underlying Component IP Blocks.

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Likewise, NXP acknowledges that it receives the license from Dutch Newco to Dutch Newco’s applicable Licensed Materials subject to any rights third parties may have in the underlying Component IP Blocks, and NXP alone is responsible for obtaining all rights and licenses from third parties necessary to use any of Dutch Newco’s Licensed Materials.
     3.11 Covenants with Respect to Sublicenses. Dutch Newco agrees that it and all members of the Dutch Newco Group will comply with all of the applicable terms of any license agreement with respect to which it is granted a sublicense hereunder or to which it may have rights because of an affiliated relationship with NXP. Likewise, NXP, on behalf of itself and its Affiliates, hereby covenants to the same with respect to any Assumed Contract under which it may have rights because of an affiliated relationship with the Dutch Newco Group.
     3.12 Shared Masks. Dutch Newco Group shall make and keep available to NXP and its Subsidiaries the physical embodiments of the Shared Masks at Taiwan Semiconductor Manufacturing Company (“TSMC”). Dutch Newco Group shall inform TSMC that NXP and its Subsidiaries have limited license rights with respect to the Shared Masks and, at NXP’s expense, take such other actions as NXP may reasonably request to provide NXP access to such Shared Masks, which access is subject to the rules, limitations, policies and requirements of TSMC.
ARTICLE IV
CONFIDENTIALITY
     4.1 Trade Secrets and Confidential Information. Each party agrees that it and its Subsidiaries shall (i) maintain in confidence the other party’s Confidential Information, (ii) not use the other party’s Confidential Information (a) except as may be reasonably required in connection with the performance of this Agreement by Dutch Newco or NXP, as the case may be, and (b) except as may be reasonably required after the Closing Date (i) by Dutch Newco in connection with the licensed use of any Retained Technology, or (ii) by NXP in connection with the licensed use of any Transferred Technology, and (iii) disclose such Confidential Information only to those Subsidiaries, agents, contractors, employees and potential or actual manufacturers, customers, licensees and sublicensees who have a need to know the same for the receiving party to exploit the benefits of the licenses granted to it hereunder and who agree in writing not to disclose such Confidential Information to any unauthorized person, consistent with the confidentiality obligations herein. Notwithstanding these restrictions, either party and its Subsidiaries may produce products contemplated under this Agreement that inherently disclose the other party’s Confidential Information, on condition that such party and its Subsidiaries has made commercially reasonable efforts to avoid disclosing the other party’s Confidential Information in the products. The receiving party will protect the disclosing party’s Confidential Information from unauthorized use, access, or disclosure in the same manner as the receiving party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care. Each party agrees and acknowledges that violation of these provisions by the receiving party (or third parties receiving Confidential Information from any of them) will cause irreparable harm to the disclosing party and that the disclosing party shall be entitled to seek an injunction or other temporary relief in addition to the disclosing party’s other rights at law or in equity.

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     4.2 Exceptions. The obligations in Section 4.1 do not apply to any information that (i) is already or, through no fault of the receiving party, becomes publicly available; (ii) rightfully and lawfully comes into the possession of the receiving party from a third party without the imposition of any duty of confidentiality by that third party and who was authorized to make such disclosure; (iii) was independently developed by a party without reference to or use of the Confidential Information of the other party; or (iv) was already lawfully known to the receiving party at the time of disclosure by the disclosing party, except with respect to Confidential Information of a disclosing party that was known to the receiving party prior to the Closing Date due to (i) the ownership of the specific Confidential Information by the receiving party prior to the Closing Date or (ii) the fact the employees of the receiving party were employees of the disclosing party prior to the Closing Date. A party is allowed to disclose Confidential Information if it is required to be disclosed as a matter of Law or pursuant to a legal proceeding or the rules of a recognized stock exchange, on condition that the receiving party promptly notifies the disclosing party of any such requirement, discloses no more information than it believes in good faith based on the advice of counsel is required and cooperates, at the disclosing party’s request and expense, with all reasonable attempts by the disclosing party to contest or limit the scope of the required disclosure and to obtain a protective order or similar confidential treatment.
     4.3 Source Code. Each Licensee will use the same degree of care and employ the same procedural safeguards to protect the Licensor’s source code that it uses to protect its own most valuable source code, but in no event less than reasonable care.
     4.4 Terms of the Agreement. The parties agree that the terms of this Agreement are considered Confidential Information of both parties. Notwithstanding the foregoing, each party shall have the right to provide a copy of this Agreement in confidence to its Affiliates, advisors, accountants, counsel, any bona fide potential investor, financing source, investment banker, acquirer, merger partner or other potential financial or strategic partner, on condition that the disclosure is (a) on a strictly limited, need-to-know basis, (b) when the disclosing party believes that the transaction is reasonably likely to take place, and (c) on terms applicable to other highly confidential or sensitive information disclosed by that party in connection with the transaction and those terms prohibit disclosure, prohibit use for any purpose other than as required for due diligence in connection with the potential transaction and provide for reasonable care. A party may also disclose this Agreement under seal or equivalent non-public treatment in connection with any litigation or other legal action concerning this Agreement.
ARTICLE V
DEFINITIONS AND CONSTRUCTION
     5.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
     “Acquired [****] Technology” means the non-Patent Intellectual Property identified on Schedule 5.1(m), [****]

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     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such Person, except that, for purposes of this Agreement, NXP will not be considered an Affiliate of any member of Dutch Newco Group, and no member of Dutch Newco Group will be considered an Affiliate of NXP. A Person is considered an Affiliate of another Person only for so long as that control exists. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the policies, operations or activities of that Person, directly or indirectly, whether through the ownership of, or right to vote, or to direct the manner of voting of, voting securities, by Law or agreement, or otherwise.
     “Agreement” has the meaning set forth in the Preamble.
     “Agreement Date” has the meaning set forth in the Share Exchange Agreement.
     “Ancillary Agreements” has the meaning set forth in the Share Exchange Agreement.
     “Assumed IP Contracts” means the Contracts identified on Schedule 5.1(a).
     “Bankruptcy Code” has the meaning set forth in Section 6.16.
     “Business” has the meaning set forth in the Share Exchange Agreement.
     “Business Day” has the meaning set forth in the Share Exchange Agreement.
     “Business Fields” means any and all of the following markets worldwide:
               (1) [****]
               (2) [****]
               (3) [****]
               (4) [****]
          [****]
     “CA Security Transferred Patents” means the Patents listed on Schedule 5.1(r).
     “CA Security Transferred Technology” means the Intellectual Property listed on Schedule 5.1(t).
     “Chosen Courts” has the meaning set forth in the Share Exchange Agreement.
     “Closing” has the meaning set forth in the Share Exchange Agreement.
     “Closing Date” has the meaning set forth in the Preamble.

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     [****]
     “Company Products” has the meaning set forth in the Share Exchange Agreement.
     “Component IP Blocks” has the meaning set forth in Section 3.10.
     “Composite IP Blocks” has the meaning set forth in Section 3.10.
     “Confidential Information” means any and all technical and non-technical information either party provides the other hereunder that the receiving party knows or reasonably should know is confidential to the disclosing party, including, without limitation, trade secrets, know-how, firmware, designs, schematics, techniques, software code, technical documentation, specifications and plans, whether in written, oral, graphic or electronic form. Notwithstanding the foregoing, after the Closing Date, (i) all Transferred Technology (to the extent included within the definition of “Confidential Information”) will be deemed the Confidential Information of Dutch Newco, not NXP, and (ii) all Retained Technology (to the extent included within the definition of “Confidential Information”) will be deemed the Confidential Information of NXP, not Dutch Newco.
     “Contracts” has the meaning set forth in the Share Exchange Agreement.
     “Copyrights” means the copyrights in works of authorship (including rights in databases and other compilations of information, mask works and semiconductor device rights, computer and electronic data processing programs, operating programs and software, flow charts, diagrams, descriptive texts and programs and computer print-outs), registrations and applications therefor, and all similar rights throughout the world, and all renewals, extensions, restorations and reversions thereof.
     “Current NXP Car Products” means the three NXP integrated circuit products listed on Schedule 5.1(p), as such products exist on the Closing Date and their Natural Successors and Derivatives.
     “Demod Transferred Patents” means the Patents listed on Schedule 5.1(n).
     “Demod Transferred Technology” means the Intellectual Property listed on Schedule 5.1(o), including all associated copyrights and trade secrets.
     [****]
     “Divested Entity” means any former Subsidiary of a Licensee as and from the moment it no longer qualifies as a Subsidiary hereunder because of a sale, conveyance or other transfer of such Subsidiary, and any former unincorporated business or division of the Licensee as and from the moment it is divested by the Licensee to a transferee that is not a Subsidiary of the Licensee.
     “Dutch Newco” has the meaning set forth in the Preamble.
     “Dutch Newco Group” means Dutch Newco and at and following the Closing, Trident and its Subsidiaries.

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     [****]
     “Exclusive IP Contracts” means the Contracts identified in Schedule 5.1(b).
     “Governmental Authority” has the meaning set forth in the Share Exchange Agreement.
     “Identified Exclusive IP Contracts” means those Contracts identified in Schedule 5.1(c).
     [****]
     “Intellectual Property” means Patents, Copyrights, Trade Secrets and all other intellectual property rights (other than Trademarks).
     “Licensed NXP IP” means the Intellectual Property identified on Schedule 5.1(e).
     “Licensed Materials” means either the Retained Technology or the Transferred Technology, as the case may be.
     “Licensee” shall mean NXP or Dutch Newco, or NXP’s Subsidiaries or any member of the Dutch Newco Group, as the case may be, in its or any of their capacity as licensee hereunder.
     “Licensor” shall mean NXP or Dutch Newco, or their respective Subsidiaries, as the case may be, in its or any of their capacity as licensor hereunder.
     “Manufacturing Services Agreement” has the meaning set forth in the Share Exchange Agreement.
     “ME/MC Transferred Patents” means the Patents listed on Schedule 5.1(f).
     “ME/MC Transferred Technology” means the Intellectual Property listed on Schedule 5.1(s).
     “NXP” has the meaning set forth in the Preamble.
     “NXP Fields” means [****]
     “NXP Patent Licensed Products” means (a) for the automotive, software and TV front-end fields, any products of NXP and its Subsidiaries (other than the Company Products), and (b) for all other fields, the products of NXP and its Subsidiaries as of the Closing Date (other than the Company Products), and products on the then-existing roadmap of NXP and its Subsidiaries as of the Closing Date, the making, use, importing, offering for sale, sale or supply of which would, in the absence of the license granted by this Agreement, infringe a patent of the Other Transferred Patents, and Natural Successors and Derivatives of any of the foregoing.
     “NXP Technology Licensed Products” means (a) TV Front-end Products, (b) software for mobile phones and handsets, (c) any products of NXP and its Subsidiaries (other than the Company Products) in the automotive field, and (d) the products of NXP and its Subsidiaries as of the Closing Date (other than the Company Products), and products on the then-existing

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roadmap of NXP and its Subsidiaries as of the Closing Date, and Natural Successors and Derivatives of any of the foregoing.
     “NXP Trademarks” means all Trademarks of NXP or its Affiliates as of the Closing Date, excluding any Trademarks acquired by Dutch Newco in connection with the Transaction.
     [****]
     “Natural Successors and Derivatives” means (a) for a software product, any subsequent release of that product which constitutes a bug fix or error correction or contains other minor variations, enhancements or improvements for which the licensor does not generally charge a separate fee to its customers, and (b) for an integrated circuit product, any new versions of that product which fixes bugs, shrinks geometry, improves yield, reduces power or improves device performance, but does not contain new features or functionality.
     [****]
     “Other Transferred Patents” means all Transferred Patents other than the following Patents: (i) the Demod Transferred Patents; (ii) the ME/MC Transferred Patents; (iii) the CA Security Transferred Patents; and (iv) the Video Decoding Transferred Patents.
     “Other Transferred Technology” means all Transferred Technology other than the following: (i) Demod Transferred Technology; (ii) ME/MC Transferred Technology; (iii) CA Security Transferred Technology; (iv) Video Decoding Transferred Technology, (v) the reference designs and masks relevant to each of the Company Products, and (vi) all copyright and trade secret rights associated with the items described in subparts (i) – (v) of this definition.
     “Patents” means all patents (including utility and design patents, industrial designs and utility models), rights in inventions, and the registrations, invention disclosures and applications therefor, including divisions, supplementary protection certificates, continuations, continuations-in-part, provisional and renewal applications, and any renewals, extensions, reissues and re-examinations thereof.
     [****]
     “Person” has the meaning set forth in the Share Exchange Agreement.
     [****]
     [****]
     “R&D Services Agreement” has the meaning set forth in the Share Exchange Agreement.
     “Retained Reliable Motion ME/MC Patents” means the Patents listed on Schedule 5.1(v).
     “Retained IP” means the Retained Technology and the Retained Patents.

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     “Retained Patents” means all Patents directly or indirectly owned or controlled (in the sense of having the right to grant licenses or sublicenses thereunder of or within the scope granted herein and without requiring payment of royalties or other consideration by NXP or any of its Subsidiaries to an unaffiliated third party, unless Dutch Newco agrees to and satisfies such payment obligations) by NXP or any of its Subsidiaries as of the Closing Date, other than Transferred Patents.
     “Retained ME/MC and Demod Patents” means the Patents listed on Schedule 5.1(g).
     “Retained Technology” means all NXP Intellectual Property (other than Patents) that (a) NXP or any of its Affiliates owns (after the assignment of the Transferred IP to Dutch Newco) or controls (in the sense of having the right to grant licenses or sublicenses thereunder of or within the scope granted herein and without requiring payment of royalties or other consideration by NXP or any of its Subsidiaries to an unaffiliated third party, unless Dutch Newco agrees to and satisfies such payments obligations) as of the Closing Date, and (b) is used in connection with the development, manufacture, test, packaging, process architecture and know-how, reproduction, distribution, modification, adaptation, display, performance, use, offer for sale or sale of the Company Products prior to or as of the Closing Date. Retained Technology includes, without limitation, the Licensed NXP IP.
     “Shared Masks” means the mask works for the Current NXP Car Products and all Intellectual Property rights thereto.
     “Share Exchange Agreement” has the meaning set forth in the Recitals.
     “SoC” has the meaning set forth in the Share Exchange Agreement.
     [****]
     “Subsidiary” of any Person shall mean any legal entity (a) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter owned or controlled by such Person either directly or indirectly or (b) that does not have outstanding shares or securities, but the majority of the equity interest of which is now or hereafter owned or controlled by such Person either directly or indirectly; except that, in the case of both (a) and (b) above, the entity is a Subsidiary of that Person only for so long as that ownership or control exists. For purposes of this Agreement, following the Closing, Dutch Newco will be considered a Subsidiary of Trident and not of NXP and no member of Dutch Newco Group will be considered a Subsidiary of NXP.
     “Third Party IP” means the Intellectual Property licensed to NXP or its Subsidiaries from third parties, the agreements for which are identified on Schedule 5.1(h). Third Party IP includes all Exclusive IP Contracts.
     “Trademarks” means trademarks, service marks, Internet domain names, logos, product names and slogans, symbols, trade dress, assumed names, fictitious names, trade names, brand names, business names, and any other form of trade identity and other indicia of origin, all applications and registrations for the foregoing and any renewals thereof, and the goodwill associated therewith and symbolized thereby.

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     “Trade Secrets” means trade secrets, including confidential business and technical information, ideas, research and development, know-how, formulae, drawings, prototypes, models, designs, schematics, technical data, engineering, production and other designs, drawings, engineering notebooks, industrial models, specifications, business methods, customer lists and supplier lists, and any information meeting the definition of a trade secret under the Uniform Trade Secrets Act or other similar legislation governing protection of trade secrets anywhere in the world.
     “Transferred IP” means the Transferred Technology, the Transferred Patents and the Transferred Trademarks.
     “Transferred Patents” means the Patents listed on Schedule 5.1(i).
     “Transferred Technology” means the Intellectual Property identified on Schedule 5.1(j), including all associated copyright and trade secret rights. The Transferred Technology includes, for each entry in Schedule 5.1(j), all software (including RTL), firmware, libraries, IP cores, functional blocks, GDS, netlists, timing specifications, specifications, tools, test plans, test programs, characterization reports, validation reports, schematics, designs, database tapes, algorithms and documentation. The Transferred Technology also includes reference designs and masks relevant to each of the Company Products.
     “Transferred Trademarks” means the Trademarks identified on Schedule 5.1(k).
     “Trident” has the meaning set forth in the Recitals.
     “Trimedia Core” means the IP core listed on Schedule 5.1(l).
     “TV Front End Product” means an integrated circuit that receives a broadcast signal via a tuner and demodulates that signal for purposes of display on a TV screen.
     “Unassumed Exclusive IP Contracts” means those Exclusive IP Contracts that are not Identified Exclusive IP Contracts.
     “Unidentified Contracts” has the meaning set forth in the Share Exchange Agreement.
     “Video Decoding Transferred Patents” means the Patents listed on Schedule 5.1(q).
     “Video Decoding Transferred Technology” means the Intellectual Property listed on Schedule 5.1(u).
     [****]
     5.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.
     5.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement

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unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated. The words “include”, “include” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
ARTICLE VI
MISCELLANEOUS
     6.1 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property or Trademarks other than the rights expressly granted in this Agreement.
     6.2 Amendments and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party hereto to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.
     6.3 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Share Exchange Agreement and the other Ancillary Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
     6.4 Governing Law. The internal law, without regard for conflicts of laws principles, of the State of New York shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The rights and obligations of the parties under this Agreement will not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods or the United Nations Convention on the Limitation Period in the International Sale of Goods, as amended.
     6.5 Submission to Jurisdiction; Selection of Forum; Waiver of Trial By Jury. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the Chosen Courts, and solely in connection with claims arising

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under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.6 of this Agreement. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     6.6 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by internationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, three (3) days after mailing if sent by mail, and one (1) day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other party in accordance with this Section 6.6:
If to NXP:
NXP
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
Fax: + 31 40 27 29655
Attention: Guido R.C. Dierick
With a copy (which shall not constitute notice) to:
NXP
1109 McKay Drive
San Jose, California 95131
Fax: +1 (408) 474-7100
Attention: James N. Casey
and
Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
Fax: +1 (650) 461-5777
Attention: Scott D. Miller
If to Dutch Newco:
NXP Holding 1 B.V.
3408 Garrett Drive
Santa Clara, CA 95054
Fax: +1 (408) 988-9176

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Attention: David Teichmann
With a copy (which shall not constitute notice) to:
Trident Microsystems, Inc.
3408 Garrett Drive
Santa Clara, CA 95054
Fax: +1 (408) 988-9176
Attention: David Teichmann

and
DLA Piper US LLP
2000 University Avenue
East Palo Alto, CA 94303-2215
Fax: +1(650) 687-1189
Attention: Sally Rau
     6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.
     6.8 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.
     6.9 Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction.
     6.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither party may assign any of its rights or delegate any performance under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that either party may transfer or assign its rights under this Agreement without the consent of the other party: (a) to one or more

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of its current Subsidiaries or an Affiliate created due to an internal reorganization; and/or (b) to a third party merger partner or the purchaser in connection with a merger, consolidation or sale of all or substantially all of its stock or assets or of any portions of its business to which this Agreement relates. Any purported assignment made without the consent provided for in this Section 6.10 is null and void.
     6.11 [****]
     6.12 Independent Contractors. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 6.12.
     6.13 Power and Authority. Each party hereby represents and warrants to the other party that it has full power and authority to enter into this Agreement and to grant the rights and licenses set forth herein and has not executed, and will not execute, any agreement or other instrument in conflict herewith.
     6.14 Disclaimer. THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE EXPLICIT REPRESENTATIONS CONTAINED IN SECTION 6.13 ABOVE AND FOR ANY REPRESENTATION OR WARRANTY EXPRESSLY MADE BY NXP IN THE SHARE EXCHANGE AGREEMENT, THE ASSIGNMENTS AND TRANSFERS MADE AND LICENSES GRANTED HEREUNDER ARE ON AN “AS IS” BASIS, NEITHER NXP NOR DUTCH NEWCO MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, AND NXP AND DUTCH NEWCO EACH HEREBY EXPRESSLY DISCLAIM AND EXCLUDE ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION THAT ANY MANUFACTURE, USE, IMPORTATION, OFFER FOR SALE OR SALE OF ANY PRODUCT OR SERVICE WILL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY OR AS TO THE VALIDITY AND/OR SCOPE OF ANY PATENT LICENSED BY SUCH PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT OR A WARRANTY OR REPRESENTATION THAT A PARTY WILL ENFORCE ANY PATENT AGAINST A THIRD PARTY OR THAT A PATENT WILL ISSUE OR ANY PATENT WILL BE PROSECUTED OR MAINTAINED. THIS SECTION 6.14 DOES NOT SUPERSEDE, MODIFY OR NEGATE ANY REPRESENTATION OR WARRANTY EXPRESSLY MADE BY NXP IN THE SHARE EXCHANGE AGREEMENT.
     6.15 Third Party Beneficiary Rights. Other than Subsidiaries and members of the Dutch Newco Group, no provisions of this Agreement are intended, nor shall be interpreted, to

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provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner of any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Section 6.11 is intended to benefit the Divested Entities.
     6.16 Section 365(n). All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code. The parties agree that Licensee and its Affiliates will retain and may fully exercise all of its and their rights and elections under the Bankruptcy Code. All rights, powers and remedies of Licensee and its Affiliates provided under this Section 6.16 are in addition to, and not in substitution for, any and all other rights, powers and remedies now or hereafter existing at law or in equity in the event of any commencement of a bankruptcy proceeding by or against the Licensor.
     6.17 Export Control. A Licensee shall comply with all applicable export control Laws in its use of the Licensor’s software and technology, and, in particular, a Licensee shall not export or re-export the Licensor’s software and technology without all required United States and foreign government licenses. A Licensor shall reasonably cooperate with any written requests from a Licensee to provide information solely in the Licensor’s possession to assist a Licensee in determining where any licenses are required with respect to the Licensor’s software and technology.

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     IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

NXP

By	/s/ Guido Diereck
Name: Guido Diereck
Title: Authorized Signatory

NXP HOLDING 1 B.V.

By	/s/ Guido Diereck, Jean Schreurs
Name: Guido Diereck, Jean Schreurs
Title: Authorized Signatory

Signature Page for IPTLA

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GUARANTEE
     Trident Microsystems, Inc., a corporation organized under the laws of the State of Delaware, hereby irrevocably and unconditionally guarantees to NXP B.V. the full and timely performance by NXP Holding 1 B.V. of its obligations under the foregoing Intellectual Property Transfer and License Agreement, and agrees to take all actions, and cause its direct and indirect subsidiaries to take all actions which NXP Holding 1 B.V. is obligated to take under the Intellectual Property Transfer and License Agreement. This Guarantee shall take effect as of the Closing.

Trident Microsystems, Inc.

By	/s/ Sylvia Summers Couder
Name: Sylvia Summers Couder
Title: CEO Trident Microsystems